EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the use in this Registration Statement of Valley Commerce Bancorp on Form SB-2 of our report, dated January 23, 2003, with respect to the consolidated balance sheet of Valley Commerce Bancorp and subsidiary as of December 31, 2002, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 2002. We also consent to the reference to our firm under the heading "Experts" in the prospectus.


/s/ Moss Adams LLP

Stockton, California
September 8, 2004